UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 28, 2013
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations And Financial Condition.

On January 30, 2013, SurModics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the results for the quarter ended December 31, 2012. A copy of the full text of the Press Release is furnished as Exhibit 99.1 to this report.

Item 8.01	Other Events.

In the Press Release, the Company also announced that its Board of Directors has authorized the Company to repurchase up to $10 million of the Company’s outstanding common stock. Under the share repurchase program, repurchases may be effected through open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, tender offers, or by any combination of such methods. The share repurchase program does not have a fixed expiration date and is in addition to the $0.3 million that remains under a prior share repurchase authorization.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

	Exhibit Number	Description
	99.1	Press Release dated January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	January 30, 2013	/s/ Timothy J. Arens
Timothy J. Arens
Vice President of Finance, and interim Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated January 30, 2013